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                                                                   EXHIBIT 9(v)


                               AMENDMENT NO. 1
                           PARTICIPATION AGREEMENT



    The Participation Agreement (the "Agreement"), dated December 18, 1996, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, and Merrill Lynch Life Insurance Company, an Arkansas life insurance company, is hereby amended as follows:

    Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                 "SCHEDULE A



FUNDS AVAILABLE UNDER THE CONTRACTS

    AIM VARIABLE INSURANCE FUNDS, INC.
         AIM V.I. Capital Appreciation Fund
         AIM V.I. Value Fund


SEPARATE ACCOUNTS UTILIZING THE FUNDS

    Merrill Lynch Life Variable Annuity Separate Account A
    Merrill Lynch Variable Life Separate Account
    Merrill Lynch Life Variable Life Separate Account II


CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

    Merrill Lynch Funds Retirement Plus
    Merrill Lynch Funds Investor Life
    Merrill Lynch Funds Investor Life Plus
    Merrill Lynch Funds Estate Investor I
    Merrill Lynch Funds Estate Investor II
    Prime Plan V, VI, 7
    Prime Plan Investor"

    All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date:  May 1, 1997


                                            AIM VARIABLE INSURANCE FUNDS, INC.


Attest:   /s/ NANCY L. MARTIN              By:     /s/ ROBERT H. GRAHAM
        -------------------------------       --------------------------------
             Assistant Secretary                        President
(SEAL)
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                                           A I M DISTRIBUTORS, INC.


Attest:   /s/ NANCY L. MARTIN              By:   /s/ MICHAEL J. CEMO
        ------------------------------        --------------------------------
             Assistant Secretary                     President

(SEAL)



                                           MERRILL LYNCH LIFE INSURANCE COMPANY


Attest:    /s/ LIZETTE PENA                By:     /s/ ILLEGIBLE
        ------------------------------        --------------------------------
             Assistant Secretary                     President

(SEAL)